FIFTEENTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP
                     OF SUMMIT PROPERTIES PARTNERSHIP, L.P.


        This FIFTEENTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF SUMMIT PROPERTIES PARTNERSHIP, L.P. (this "Amendment"), dated as of January 1, 1999, is entered into by and among Summit Properties Inc. (the "General Partner") and those Persons whose names are set forth on Exhibit A or Exhibit B attached hereto and incorporated herein. All capitalized terms contained herein and not otherwise defined herein shall have the meaning attributed to them in the Agreement (as hereinafter defined).

        WHEREAS, (i) the General Partner, (ii) the Persons whose names are set forth on Exhibit B (each, a "Ewing Partner" and, collectively, the "Ewing Partners"), and (iii) the Persons whose names are set forth on Exhibit A other than the Ewing Partners (collectively, the "Pre-Ewing Partners") are partners of Summit Properties Partnership, L.P. (the "Partnership") pursuant to an Agreement of Limited Partnership dated as of January 29, 1994, as previously amended (as amended, the "Agreement"); and

        WHEREAS, in exchange for their contribution to the Partnership of certain partnership interests, the Ewing Partners other than Milan Investment Trust are to receive additional Partnership Units as set forth opposite their names on Exhibit B attached hereto; and

        WHEREAS, the General Partner, the Pre-Ewing Partners and the Ewing Partners desire to cause the Agreement to be amended to reflect the increase in the number of Partnership Units issued to each Ewing Partner other than Milan Investment Trust.

        NOW, THEREFORE, in accordance with the provisions of Section 4.2 (Issuances of Additional Partnership Interests) and Section 12.3 (Amendment of Agreement and Certificate Of Limited Partnership) of the Agreement, the Agreement is hereby amended to substitute Exhibit A attached hereto for Exhibit A attached to the Agreement. Except as expressly amended by the provisions hereof or as may be necessary to effect the intent of the parties as evidenced by this Amendment, all other terms and provisions of the Agreement are hereby ratified and confirmed and remain in full force and effect.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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        IN WITNESS WHEROF, the parties hereto have executed this Amendment as of the date first above written.

                                    GENERAL PARTNER:

                                    SUMMIT PROPERTIES INC.


                                    By:  /s/ Douglas E. Brout
                                         ----------------------------------
                                         Name: Douglas E. Brout
                                         Title: Vice President



                                    PRE-EWING PARTNERS:

                                    Those persons listed on Exhibit A attached hereto other than the Ewing Partners

                                    By:  SUMMIT PROPERTIES INC.,
                                         their attorney-in-fact

                                         By:  /s/ Douglas E. Brout
                                              -----------------------------
                                              Name:  Douglas E. Brout
                                              Title: Vice President



                                    EWING PARTNERS:

                                    Those persons listed on Exhibit B attached hereto

                                         By:  SUMMIT PROPERTIES INC.,
                                              their attorney-in-fact

                                              By:  /s/ Douglas E. Brout
                                                   ------------------------
                                                   Name:  Douglas E. Brout
                                                   Title: Vice President



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                                    EXHIBIT A
                                    ---------

                       PARTNERS AND OWNERSHIP PERCENTAGES

                                    EXHIBIT B
                                    ---------

                                 EWING PARTNERS



                                          Number of Units issued as a result
                                          ----------------------------------
                 Name                  of the Rancho Las Palmas II contribution
                 ----                  ----------------------------------------


               KW Partnership

               LAD Partnership

               Michael L. Pacillio

               S. Joseph Barrett